Filed Pursuant to Rule 424(b)(5)

Registration No. 333-271500

PROSPECTUS

Jasper Therapeutics, Inc.
Up to $75,000,000
Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement, dated November 10, 2022 (the “Sales Agreement”), with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), relating to shares of our voting common stock, par value $0.0001 per share (“Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $75.0 million from time to time through or to Cantor Fitzgerald, acting as sales agent or principal.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JSPR.” On April 26, 2023, the closing price of our Common Stock on the Nasdaq Capital Market was $1.19 per share.

Sales of our Common Stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Cantor Fitzgerald is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Cantor Fitzgerald for sales of Common Stock sold pursuant to the Sales Agreement will be at a commission rate of 3.0% of the sales price per share sold under the Sales Agreement. In connection with the sale of Common Stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor Fitzgerald with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings with the Securities and Exchange Commission. See “Prospectus Summary – Implications of Being an Emerging Growth Company”.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of certain risks and uncertainties you should consider before investing in shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This prospectus describes the specific terms of this offering of shares of Common Stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. This prospectus relates only to an offering of up to $75.0 million of shares of our Common Stock through or to Cantor Fitzgerald. These sales, if any, will be made pursuant to the terms of the Sales Agreement entered into between us and Cantor Fitzgerald on November 10, 2022, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which is incorporated by reference into this prospectus.

We urge you to carefully read this prospectus, the documents incorporated by reference herein and therein and the additional information in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered under this prospectus. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus is inconsistent with statements made in any documents incorporated by reference, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus, the documents incorporated by reference herein and any free writing prospectus we may provide you. We have not, and Cantor Fitzgerald has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cantor Fitzgerald is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless otherwise indicated or required by the context, the terms “Jasper,” “we,” “our,” “us” and the “Company” refer to Jasper Therapeutics, Inc. and its consolidated subsidiary. General information about us can be found on our website at www.jaspertherapeutics.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into this prospectus and should not be considered part of this or any other report filed with the SEC.

S-ii

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and may not contain all of the information that may be important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of Jasper and this offering, you should carefully read this prospectus, including the information incorporated by reference into this prospectus, in its entirety. Investing in our securities involves risks that are described in the section of this prospectus entitled “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and in our other filings with the SEC.

The Company

We are a clinical-stage biotechnology company dedicated to enabling cures through therapeutics targeting mast and hemopoietic stem cells. We are focused on the development and commercialization of safer and more effective therapeutic agents for diseases such as Chronic Spontaneous Urticaria, Lower to Intermediate Risk Myelodysplastic Syndrome and novel conditioning regimens for stem cell transplantation and ex-vivo gene therapy, a technique in which genetic manipulation of cells is performed outside of the body prior to transplantation.

Our drug development pipeline includes multiple product candidates designed to target mast and/or hematopoietic stem cells. Our lead product candidate, briquilimab (formerly known as JSP191), is in clinical development as a novel therapeutic antibody that targets mast and stem cells in various diseases and as a conditioning agent to clear hematopoietic stem cells from bone marrow in patients prior to undergoing allogeneic stem cell therapy or stem cell gene therapy. We are also developing engineered hematopoietic stem cells product candidates reprogrammed using mRNA delivery and gene editing that have a competitive advantage over endogenous hematopoietic stem cells because they may permit higher levels of engraftment without the need for toxic conditioning. We also plan to continue to expand our pipeline to include other novel mast and stem cell therapies based on immune modulation, graft engineering or cell and gene therapies. Our goal is to expand the use of therapeutic agents targeting mast and stem cells as well as to expand curative stem cell transplants and gene therapies for all patients, including children and the elderly.

The following chart summarizes the status and development plan for the product candidates in our pipeline. We own worldwide rights to each of our programs.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as that term is defined in the JOBS Act. For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

●	not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and Annual Reports on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;

●	the last day of the fiscal year following the fifth anniversary of our initial public offering, or December 31, 2024;

●	the date on which we have issued, during the previous three-year period, more than $1.0 billion in non-convertible debt securities; and

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (i.e., the first day of the fiscal year after we have (1) more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, (2) been public for at least 12 months, and (3) are not eligible to be deemed a “smaller reporting company” because we do not meet the revenue test of the definition of “smaller reporting company”, which includes an initial determination that our annual revenues are more than $100.0 million for the most recently completed fiscal year).

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different from the information you receive from other public reporting companies.

Corporate Information

We were incorporated under the name “Amplitude Healthcare Acquisition Corporation” on August 13, 2019 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On September 24, 2021, we consummated a business combination (the “Business Combination”) and changed our name to “Jasper Therapeutics, Inc.”

Our principal executive offices are located at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065, and our telephone number is (650) 549-1400. Our website address is www.jaspertherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

THE OFFERING

Common Stock offered by us	Up to an aggregate of $75,000,000 of shares of our Common Stock pursuant to the Sales Agreement through or to Cantor Fitzgerald, as sales agent or principal. See “Plan of Distribution” beginning on page S-13 of this prospectus.

Common Stock to be outstanding immediately after this offering	Up to 172,408,383 shares (as more fully described in the notes following this table), assuming sales of 63,025,210 shares of our Common Stock in this offering at an assumed offering price of $1.19 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on April 26, 2023. The actual number of shares of Common Stock issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” made from time to time through or to Cantor Fitzgerald, as sales agent or principal. See the section of this prospectus entitled “Plan of Distribution” beginning on page S-13 for additional detail.

Use of proceeds	We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include, among other things, funding research and development, clinical trials, vendor payables, potential regulatory submissions, hiring additional personnel and capital expenditures. See the section of this prospectus entitled “Use of Proceeds” beginning on page S-10 for additional detail.

Trading symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JSPR.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of our Common Stock that will be outstanding immediately after this offering is based on 38,045,677 shares of Common Stock outstanding as of December 31, 2022, and gives effect to: (i) the issuance and sale of an aggregate of 2,337,496 shares of Common Stock pursuant to the Sales Agreement in January 2023, (ii) the issuance and sale of 69,000,000 shares of Common Stock in an underwritten public offering that closed on January 27, 2023 (the “Public Offering”), and (iii) the conversion of 911,022 shares of Non-Voting Common Stock into 911,022 shares of Common Stock on January 31, 2023, but excludes:

●	6,169,180 shares of Common Stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of December 31, 2022, with a weighted-average exercise price of $2.25 per share;

●	2,617,445 shares of our Common Stock issuable upon the vesting of restricted stock units outstanding under our equity incentive plans as of December 31, 2022, of which 1,308,106 shares subject to such restricted stock units vested on April 12, 2023;

●	4,999,863 shares of Common Stock issuable upon the exercise of the outstanding public warrants (the “Public Warrants”) as of December 31, 2022, with an exercise price of $11.50 per share;

●	up to 1,383,661 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2021 Equity Incentive Plan as of December 31, 2022, which contains provisions that may increase its share reserve each year, and pursuant to which 1,521,827 shares of Common Stock were added to the reserve on January 1, 2023;

●	up to 869,117 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2021 Employee Stock Purchase Plan as of December 31, 2022, which contains provisions that may increase its share reserve each year, and pursuant to which 380,456 shares of Common Stock were added to the reserve on January 1, 2023; and

●	up to 1,295,672 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2022 Inducement Equity Incentive Plan as of December 31, 2022, of which 1,093,831 shares are subject to an option granted to Ronald Martell, our President and Chief Executive Officer, on February 2, 2023 as a result the closing of the Public Offering, per the terms of our employment agreement with Mr. Martell dated February 25, 2022.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, which is on file with the SEC, and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occur, our business, financial condition, results of operations, cash flow and future growth prospects could be seriously harmed. This could cause the market price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include, among other things, funding research and development, clinical trials, vendor payables, potential regulatory submissions, hiring additional personnel and capital expenditures, as further described in the section of this prospectus entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

You may experience immediate and substantial dilution.

Because the prices per share at which shares of our Common Stock are sold in this offering may be substantially higher than the net tangible book value per share of our Common Stock, you may suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. If we sell shares in this offering at a price that is higher than the net tangible book value per share of our Common Stock, investors in this offering will experience dilution. The exercise of outstanding stock options and warrants, and the vesting of outstanding restricted stock units, may result in further dilution of your investment. See the section of this prospectus entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

The shares of Common Stock will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement with Cantor Fitzgerald, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with Cantor Fitzgerald and compliance with applicable law, we have the discretion to deliver placement notices to Cantor Fitzgerald at any time throughout the term of the Sales Agreement. The number of shares that are sold by Cantor Fitzgerald after delivering a placement notice will fluctuate based on the market price of the Common Stock during the sales period and limits we set with Cantor Fitzgerald.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell your shares of our Common Stock for a price greater than that which you paid for it.

Sales of a significant number of shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, without the prior written consent of the Cantor Fitzgerald, and subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Common Stock or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire Common Stock during the period beginning on the fifth trading day immediately prior to the delivery of any placement notice delivered by us to Cantor Fitzgerald and ending on the fifth trading day immediately following the final settlement date with respect to the shares sold pursuant to such notice. We have further agreed, subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Common Stock or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire Common Stock in any other “at the market offering” or continuous equity transaction prior to the sixtieth day immediately following the termination of the Sales Agreement with Cantor Fitzgerald. Therefore, it is possible that we could issue and sell additional shares of our Common Stock in the public markets. We cannot predict the effect that future sales of our Common Stock would have on the market price of our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of federal securities laws. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negative of any of the foregoing) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus may include, for example, but are not limited to, statements about:

●	our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the impact of the Business Combination on our business, financial condition, liquidity and results of operations;

●	our ability to research, discover and develop additional product candidates;

●	the success, cost and timing of our product development activities and clinical trials;

●	the potential attributes and benefits of our product candidates;

●	our ability to obtain and maintain regulatory approval for our product candidates;

●	our ability to obtain funding for our operations;

●	our projected financial information, anticipated growth rate and market opportunity;

●	our ability to maintain the listing of our public securities on the Nasdaq Capital Market;

●	our public securities’ potential liquidity and trading;

●	our success in retaining or recruiting, or changes required in, officers, key employees or directors;

●	our ability to grow and manage growth profitably;

●	the implementation, market acceptance and success of our business model, developments and projections relating to our competitors and industry;

●	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	our ability to identify, in-license or acquire additional technology; and

●	our ability to maintain our existing license agreements and manufacturing arrangements.

We caution you that the foregoing list may not contain all the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 8, 2023, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and elsewhere in the documents incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus, except as may be required under applicable securities laws. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

MARKET AND INDUSTRY DATA

Certain information contained in this prospectus and the documents incorporated by reference into this prospectus relates to or is based on studies, publications, surveys, publicly available information, reports of governmental agencies and other data obtained from third-party sources and our own internal estimates and research. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. While we believe these third-party sources to be reliable as of the date of this prospectus or such document incorporated by reference, we have not independently verified the market and industry data contained in this prospectus and the documents incorporated by reference into this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus and the documents incorporated by reference into this prospectus. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus titled “Risk Factors” and under similar headings in the documents incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $75.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Sales Agreement with Cantor Fitzgerald as a source of financing. We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include, among other things, funding research and development, clinical trials, vendor payables, potential regulatory submissions, hiring additional personnel and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in other businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or arrangements to do so.

The amounts of and timing of our use of the net proceeds from the sale of securities under this prospectus will depend on a number of factors. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. Pending application of the net proceeds as described above, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

DILUTION

If you purchase our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Stock and the net tangible book value per share of Common Stock immediately after this offering.

Our net tangible book value as of December 31, 2022 was approximately $36.0 million, or $0.95 per share of Common Stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of our Common Stock outstanding as of December 31, 2022.

Our pro forma net tangible book value as of December 31, 2022 was approximately $137.4 million, or $1.26 per share of Common Stock. Pro forma net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of Common Stock outstanding as of December 31, 2022, after giving effect to (i) the issuance and sale of an aggregate of 2,337,496 shares of Common Stock pursuant to the Sales Agreement in January 2023 for net proceeds of approximately $4.5 million, after deducting sales commissions payable by us, and (ii) the issuance and sale of 69,000,000 shares of Common Stock in an underwritten public offering that closed on January 27, 2023 (the “Public Offering”) for net proceeds of approximately $96.9 million, after deducting underwriting discounts and commissions and offering expenses payable by us.

After giving effect to: (i) the pro forma adjustments described in the preceding paragraph, and (ii) the sale of our Common Stock during the term of the Sales Agreement with Cantor Fitzgerald in the aggregate amount of $75.0 million at an assumed offering price of $1.19 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on April 26, 2023, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2022 would have been approximately $137.4 million, or $1.26 per share of Common Stock. This represents an immediate decrease in the pro forma net tangible book value of $0.04 per share to our existing stockholders and an immediate increase in net tangible book value of $0.03 per share to new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share of Common Stock		$1.19
Net tangible book value per share as of December 31, 2022	$0.95
Increase in net tangible book value per share attributable to the issuance of an aggregate of 2,337,496 shares of our Common Stock pursuant to the Sales Agreement in January 2023 and the issuance of an aggregate of 69,000,000 shares of our Common Stock in the Public Offering	$0.31
Pro forma net tangible book value per share as of December 31, 2022	$1.26
Decrease in pro forma net tangible book value per share attributable to this offering	$(0.04)
Pro forma as adjusted net tangible book value per share after this offering		$1.22
Increase in net tangible book value per share to investors participating in this offering		$0.03

The table above assumes for illustrative purposes that an aggregate of 63,025,210 shares of our Common Stock are sold during the term of the Sales Agreement with Cantor Fitzgerald at a price of $1.19 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on April 26, 2023, for aggregate net proceeds of approximately $72.4 million, after deducting commissions and estimated aggregate offering expenses payable by us. The pro forma as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Common Stock are sold pursuant to this prospectus. The shares pursuant to the Sales Agreement with Cantor Fitzgerald are being sold from time to time at various prices.

The above discussion and table are based on 38,045,677 shares of Common Stock outstanding as of December 31, 2022, and give effect to: (i) the issuance and sale of an aggregate of 2,337,496 shares of Common Stock pursuant to the Sales Agreement in January 2023, (ii) the issuance and sale of 69,000,000 shares of Common Stock in the Public Offering, and (iii) the conversion of 911,022 shares of Non-Voting Common Stock into 911,022 shares of Common Stock on January 31, 2023, but excludes:

●	6,169,180 shares of Common Stock issuable upon the exercise of stock options outstanding under our equity incentive plans as of December 31, 2022, with an exercise price of $2.25 per share;

●	2,617,445 shares of our Common Stock issuable upon the vesting of restricted stock units outstanding under our equity incentive plans as of December 31, 2022, of which 1,308,106 shares subject to such restricted stock units vested on April 12, 2023;

●	4,999,863 shares of Common Stock issuable upon the exercise of the Public Warrants as of December 31, 2022, with an exercise price of $11.50 per share;

●	up to 1,383,661 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2021 Equity Incentive Plan as of December 31, 2022, which contains provisions that may increase its share reserve each year, and pursuant to which 1,521,827 shares of Common Stock were added to the reserve on January 1, 2023;

●	up to 869,117 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2021 Employee Stock Purchase Plan as of December 31, 2022, which contains provisions that may increase its share reserve each year, and pursuant to which 380,456 shares of Common Stock were added to the reserve on January 1, 2023; and

●	up to 1,295,672 shares of Common Stock available for future issuance under the Jasper Therapeutics, Inc. 2022 Inducement Equity Incentive Plan as of December 31, 2022, of which 1,093,831 shares are subject to an option granted to Ronald Martell, our President and Chief Executive Officer, on February 2, 2023 as a result the closing of the Public Offering, per the terms of our employment agreement with Mr. Martell dated February 25, 2022.

To the extent that options or warrants are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of Common Stock or other equity or convertible debt securities in the future, there may be further dilution to investors participating in this offering. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Cantor Fitzgerald. Pursuant to this prospectus, we may offer and sell shares of our Common Stock having an aggregate sales price of up to $75.0 million from time to time through or to Cantor Fitzgerald acting as sales agent or principal. A copy of the Sales Agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and is incorporated by reference into this prospectus.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald may sell shares of our Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of Common Stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its service in acting as agent in the sale of our Common Stock. Cantor Fitzgerald will be entitled to compensation at a commission rate of 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (a) $75,000 in connection with the execution of the Sales Agreement, (b) $15,000 per calendar quarter thereafter pursuant to the terms of the Sales Agreement, and (c) $15,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Common Stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor Fitzgerald under the terms of the Sales Agreement, will be approximately $450,000.

Settlement for sales of shares of our Common Stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Common Stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor Fitzgerald may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus.

This prospectus may be made available in electronic format on a website maintained by Cantor Fitzgerald, and Cantor Fitzgerald may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by this prospectus will be passed upon for us by Paul Hastings LLP, Palo Alto, California. DLA Piper LLP (US), New York, New York is acting as counsel for Cantor Fitzgerald in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to the Company’s need to raise additional financing to continue its products’ development for the foreseeable future as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth or incorporated by reference in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or an exhibit to the reports or other documents incorporated by reference into this prospectus, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 2200 Bridge Pkwy Suite #102, Redwood City, CA 94065 or telephoning us at (650) 549-1400.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at www.jaspertherapeutics.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it into this prospectus, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below as of their respective dates of filing, which we have already filed with the SEC. Any report or information within any of the documents referred below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2023;

●	our Current Reports on Form 8-K filed with the SEC on January 19, 2023, January 25, 2023, January 27, 2023, February 17, 2023 and April 14, 2023; and

●	the description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-39138), filed with the SEC under Section 12(b) of the Exchange Act on November 18, 2019, including any amendments or reports filed for the purpose of updating such description, including the description of our Common Stock included as included as Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are also available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address or phone number:

Jasper Therapeutics, Inc.
2200 Bridge Pkwy Suite #102
Redwood City, CA 94065
Attn: President and Chief Executive Officer
Phone: (650) 549-1400

You also may access these filings on our Internet site at https://www.jaspertherapeutics.com/. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part, and the inclusion of our website address in this prospectus is an inactive textual reference only. This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Up to $75,000,000

Common Stock

May 5, 2023